UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2023

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2023, YETI Holdings, Inc. (“YETI”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on the record date of March 9, 2023, there were 86,633,088 shares of YETI’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the following proposals were submitted to a vote of YETI’s stockholders, with the final voting results indicated below:

Proposal 1 — Election of Three Class II Directors. YETI’s stockholders elected the following three directors to serve as Class II directors for a term of three years ending at the 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Mary Lou Kelley	59,230,743	18,086,121	3,766,627
Dustan E. McCoy	74,646,800	2,670,064	3,766,627
Robert K. Shearer	54,950,776	22,366,088	3,766,627

Proposal 2 — Approval, on an advisory basis, of the compensation paid to YETI’s named executive officers. YETI’s stockholders approved, by a non-binding advisory vote, the compensation paid to YETI's named executive officers.

For	Against	Abstained	Broker Non-Votes
75,017,520	2,007,713	291,631	3,766,627

Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as YETI’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 30, 2023. YETI’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 30, 2023.

For	Against	Abstained
79,201,679	1,841,766	40,046

There were no broker non-votes with respect to Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: May 10, 2023	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President, General Counsel and Secretary